                                                                      EXHIBIT 15

November 8, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  ANSYS, Inc.

     Registration Statement on Form S-8 (Registration No. 333-08613) relating to the 1996 Stock Option and Grant Plan and the Employee Stock Purchase Plan


Commissioners:

We are aware that our report dated October 10, 2001 on our review of the interim financial information of ANSYS, Inc. (the "Company") as of and for the three-month and nine-month periods ended September 30, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statement referred to above.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
-----------------------------